Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)
(Form Type)

UMH Properties, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	6.375% Series D Cumulative Redeemable Preferred Stock, $0.10 par value per share	Rule 457(o)	1-445--sjd-—	— —	$100,000,000(1)	0.00015310	$15,310
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts:					$100,000,000		$15,310
	Total Fees Previously Paid:							$0.00
	Total Fee Offsets:							$0.00
	Net Fee Due:							$15,310

(1)
The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-272051.